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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2013, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (“Utility”), held their joint annual meeting of shareholders.

PG&E Corporation:

At the joint annual meeting, the shareholders voted as indicated below on the following matters:

1.	Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Item 1 in the proxy statement):

	For	Against	Abstain	Broker Non-Vote(1)
David R. Andrews	311,483,037	3,992,580	958,217	39,340,057
Lewis Chew	312,801,787	2,636,410	995,637	39,340,057
C. Lee Cox	308,191,637	7,280,852	961,345	39,340,057
Anthony F. Earley, Jr.	306,141,162	6,751,309	3,541,363	39,340,057
Fred J. Fowler	311,527,967	3,877,526	1,028,341	39,340,057
Maryellen C. Herringer	289,430,719	26,031,291	971,824	39,340,057
Roger H. Kimmel	311,519,464	3,907,075	1,007,295	39,340,057
Richard A. Meserve	312,419,094	2,960,488	1,054,252	39,340,057
Forrest E. Miller	309,608,240	5,841,169	984,425	39,340,057
Rosendo G. Parra	312,588,473	2,851,826	993,535	39,340,057
Barbara L. Rambo	308,347,440	7,080,088	1,006,306	39,340,057
Barry Lawson Williams	307,669,832	7,795,185	968,817	39,340,057

Each director nominee named above was elected a director of PG&E Corporation.

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2013 (included as Item 2 in the proxy statement):

For:	351,087,812
Against:	3,538,756
Abstain:	1,147,323

This proposal was approved.

3.	Non-binding advisory vote to approve the company’s executive compensation (included as Item 3 in the proxy statement):

For:	301,717,768
Against:	11,722,442
Abstain:	2,993,624
Broker Non-Vote(1)	39,340,057

This proposal was approved.

4.	Shareholder proposal regarding independent Board chairman (included as Item 4 in the proxy statement):

For:	105,296,247
Against:	209,551,812
Abstain:	1,585,775
Broker Non-Vote(1):	39,340,057

This shareholder proposal was not approved.

(1) A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting.

Pacific Gas and Electric Company:

    At the joint annual meeting, the shareholders voted as indicated below on the following matters:

1.	Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Item 1 in the proxy statement):

	For	Against	Abstain	Broker Non-Vote(1)
David R. Andrews	266,904,844	157,932	98,123	5,455,300
Lewis Chew	266,930,778	154,377	75,744	5,455,300
C. Lee Cox	266,902,123	160,950	97,826	5,455,300
Anthony F. Earley, Jr.	266,909,297	155,439	96,163	5,455,300
Fred J. Fowler	266,906,044	157,229	97,626	5,455,300
Maryellen C. Herringer	266,823,676	241,086	96,137	5,455,300
Christopher P. Johns	266,911,491	152,069	97,339	5,455,300
Roger H. Kimmel	266,913,566	152,540	94,793	5,455,300
Richard A. Meserve	266,893,195	172,778	94,926	5,455,300
Forrest E. Miller	266,913,974	151,694	95,231	5,455,300
Rosendo G. Parra	266,889,845	175,553	95,501	5,455,300
Barbara L. Rambo	266,880,316	187,729	92,854	5,455,300
Barry Lawson Williams	266,910,719	158,894	91,286	5,455,300

Each director nominee named above was elected a director of Pacific Gas and Electric Company.

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2013 (included as Item 2 in the proxy statement):

For:	272,246,280
Against:	95,814
Abstain:	274,105

This proposal was approved.

3.	Non-binding advisory vote to approve the company’s executive compensation (included as Item 3 in the proxy statement):

For:	266,702,751
Against:	312,727
Abstain:	145,421
Broker Non-Vote(1)	5,455,300

This proposal was approved.

(1) A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting.

Item 8.01 Other Events

California Public Utilities Commission’s (“CPUC”) Pending Investigations

On May 6, 2013, the CPUC’s Safety and Enforcement Division (“SED”) (formerly called the Consumer Protection and Safety Division or “CPSD”) filed a brief to recommend the penalties and other remedies that it believes should be imposed on the Utility in three investigative enforcement proceedings of the Utility’s natural gas operations.  The CPUC’s investigations relate to (1) the Utility’s safety recordkeeping for its natural gas transmission system, (2) the Utility’s operation of its natural gas transmission pipeline system in or near locations of higher population density, and (3) the Utility’s pipeline installation, integrity management, recordkeeping and other operational practices, and other events or courses of conduct, that could have led to or contributed to the rupture of one of the Utility’s natural gas transmission pipelines on September 9, 2010 in San Bruno, California and the ensuing explosion and fire.  Briefs also were filed by the City of San Bruno, The Utility Reform Network (“TURN”), the CPUC’s Division of Ratepayer Advocates (“DRA”), and the City and County of San Francisco (“CCSF”).

The SED has previously issued investigative reports and briefs in each of these investigations alleging that the Utility committed numerous violations of applicable laws and regulations.  The SED recommends that the Utility be penalized $2.25 billion that will not be recoverable through rates.  The SED states that none of this amount would be paid to the State General Fund; instead this penalty includes an unspecified amount of money that the Utility has already spent, and will spend, over a number of years under its pipeline safety enhancement plan (“PSEP”) to modernize and upgrade its natural gas transmission system.  The penalty also would include amounts (1) to reimburse the CPUC and the SED for their investigation-related costs, (2) to reimburse the SED for the costs it would incur to retain independent industry experts to conduct verification audits and inspections to ensure compliance with the SED’s recommended operational remedies and to provide technical expertise and oversight as the Utility proceeds with its hydrostatic testing program, and (3) for the Utility’s costs to implement the SED’s recommended operational remedies.  Under the SED’s recommendation, disallowed PSEP-related capital expenditures would be excluded from the Utility’s rate base.

The following table shows the PSEP-related expenses authorized by the CPUC in December 2012, the amount of PSEP-related expenses the Utility has already incurred but not recovered, and the PSEP-related expenses the Utility currently forecasts it will not recover for the years shown:

	2011	2012	2013	2014
Authorized (1)	0	$2.6 million	$73.3 million	$89.2 million
Unrecovered	$331.7 million	$267.9 million	$150 - 200 million	Costs continue
(1) Subject to refund, pending further ratemaking adjustments that may be made to address potential penalties.

In its December 2012 decision, CPUC also authorized the Utility to recover PSEP-related capital costs of $1 billion, compared to the Utility’s request to recover approximately $1.4 billion in forecasted capital expenditures through 2014.  The Utility recorded a $353 million charge in 2012 for PSEP-related capital expenditures that are forecasted to exceed the CPUC’s authorized levels or that were specifically disallowed.  The Utility will update its forecasts as the PSEP-related work continues and may incur additional charges to net income.

The following table is intended to provide a general comparison of the parties’ recommendations, although many amounts shown below are uncertain:

Party	Total Recommendation	Total Includes Fine Payable to State General Fund	Total Includes Costs Already Incurred	Additional Disallowances
SED	$2.25 billion	No	Yes, amount is uncertain	Yes, amount is uncertain
San Bruno	$2.25 billion	Yes, $1.25 billion	No	Yes, $1.169 billion (authorized costs of the first phase of the PSEP)
TURN	$2.25 billion	Yes, $670 million (minimum)	Yes, $785 million	Yes, $1 billion (authorized costs of the first phase of the PSEP)
DRA	$2.539 billion	Yes, $550 million	Yes, $820 million	Yes, $1.169 billion (authorized costs of the first phase of the PSEP)
CCSF	$2.25 billion	Yes, not specified	uncertain	uncertain

In addition to the amounts shown in the table above, San Bruno recommends that the Utility provide $150 million for a Peninsula Emergency Response Consortium, spend $100 million ($5 million per year for 20 years) to fund an independent advocacy trust (the California Pipeline Safety Trust), and provide funding for an independent monitor to oversee the implementation of the recommended remedial operational measures.  TURN also recommends that the Utility bear expenses of $50 million to implement remedial measures and to pay for an independent monitor.  The DRA and CCSF also recommend that the Utility fund an independent monitor to oversee the implementation of work under the first phase of the PSEP.  In addition, CCSF supports TURN’s recommendation that the Utility bear costs of remedial measures.

Under the current procedural schedule, the Utility’s reply brief is due May 24, 2013 and rebuttal briefs are due on June 5, 2013.  After briefing has been completed, it is anticipated that the CPUC administrative law judges will issue one or more presiding officer’s decisions containing the violations determined to have been committed, the amount of penalties, and any required remedial actions.  Based on the CPUC’s rules, the presiding officer’s decisions would be due on or before August 5, 2013.

    PG&E Corporation’s and the Utility’s financial statements for the year ended December 31, 2012 and for the quarter ended March 31, 2013 included an accrual of $200 million, the minimum amount of penalties they concluded was probable that the Utility would incur in connection with the CPUC’s pending investigations and other matters that were self-reported by the Utility.  In connection with these financial statements, PG&E Corporation and the Utility stated that they were unable to make a better estimate of probable losses, or estimate the amount of reasonably possible losses in excess of $200 million due to the many variables that could affect the final outcome of these matters, and that the amount of penalties could be materially higher than the amount accrued.  These estimates and assumptions are subject to change in the future based on PG&E Corporation’s and the Utility’s assessment of various factors and developments, including the parties’ recommendations, and such changes could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows.

PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows will be materially affected by the ultimate amount of unrecovered costs the Utility incurs, as determined by the final outcome of these investigations.  Additional equity issued by PG&E Corporation in the future to fund the Utility’s equity needs is expected to continue to have a material dilutive effect on its earnings per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 7, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 7, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President, Chief Financial Officer, and Controller